Exhibit 99.1

NewsRelease

60 FRONTAGE ROAD, ANDOVER, MASSACHUSETTS 01810	TEL. 978/475-9090 FAX: 978/474-9204

DYNAMICS RESEARCH CORPORATION
REPORTS RECORD REVENUES FOR SECOND QUARTER 2004

Andover, Mass.—August 2, 2004—Dynamics Research Corporation (Nasdaq: DRCO) today reported revenues of $64.9 million and earnings from continuing operations of $2.2 million, or $0.24 per diluted share, for the second quarter ended June 30, 2004. This compares with revenues of $62.1 million and earnings from continuing operations of $2.0 million, or $0.23 per diluted share, for the same period in 2003.

For the six months ended June 30, 2004, DRC reported earnings from continuing operations of $4.2 million, or $0.47 per diluted share, on revenues of $127.0 million. For the first half of 2003, DRC had earnings from continuing operations of $3.6 million, or $0.42 per diluted share on revenues of $120.7 million.

Regarding operating results for the quarter, James P. Regan, chairman and chief executive officer, said, “It has been a busy and productive quarter. Both the top and bottom lines were within the guidance provided at the end of the first quarter and demonstrate further progress towards achievement of our strategic objectives. During the quarter we realigned our organizational structure in order to more effectively execute our growth strategy, better address the mission-critical needs of our customers and further strengthen the delivery of proven solutions-based services. We also made progress on our PeopleSoft enterprise business system implementation, and worked towards a definitive agreement to acquire Impact Innovations Group, which was announced earlier today.”

“We are now six months into the implementation of our PeopleSoft system and have successfully closed two quarters in record time. The quality and timeliness of information provided by this fully integrated business system has been outstanding. We made progress in billing during the second quarter as evidenced in the substantial increase in billed receivables and decrease in unbilled receivables. While our collections were behind our expectations for the quarter, we remain focused on receivables and expect strong billing and collection activity throughout the remainder of the year to result in reduced receivables days sales outstanding going forward,” he added.

“We ended the quarter with $123 million, or six months of backlog consistent with historical levels. The level of first year revenue awaiting award totaled $93 million at the end of the quarter compared with $80 million at the end of the first quarter. This increase is indicative of continuing robust business development activity.”

DRC issued revised guidance for 2004, inclusive of the contribution from the acquisition of Impact Innovations LLC. Revenues are expected to be in the range of $276 to $280 million with earnings per diluted share from continuing operations expected to be in the range of $1.00 to $1.03. For the third quarter of the year the company expects to book revenues in the range of $70 to $73 million and report earnings per diluted share from continuing operations of $0.24 to $0.26.

The company will conduct a conference call tomorrow, August 3, 2004 at 8:30 a.m. ET to discuss its first quarter results and the outlook for 2004 in more detail. The call will be available via telephone at (800) 915-4836, and accessible via Web cast at www.drc.com. Recorded replays of the conference call will be available on Dynamics Research Corporation’s investor relations home page at www.drc.com and by telephone at (800) 428-6051, passcode #364206, beginning at 10:00 a.m. August 3, 2004 through 11:59 p.m. August 11, 2004.

About Dynamics Research Corporation

Dynamics Research Corporation is an innovative solutions provider that partners with its customers to apply proven processes and technologies. For nearly 50 years, DRC has delivered technical and information technology services that enhance the performance and cost effectiveness of its customers’ mission critical systems. For additional information about DRC please visit the website at www.drc.com.

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Some statements contained or implied in this news release, may be considered forward-looking statements, which by their nature are uncertain. Consequently, actual results could materially differ. For more detailed information concerning how risks and uncertainties could affect the company’s financial results, please refer to DRC’s most recent filings with the SEC. The company assumes no obligation to update any forward-looking information

###

CONTACT:	Elise P. Caffrey, Vice President & Treasurer (978) 475-9090, Ext. 1309

ATTACHMENT I

DYNAMICS RESEARCH CORPORATION

RESULTS OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Three months ended
	June 30,
	2004	2003
Contract revenue	$63,065	$60,309
Product sales	1,885	1,829

Total revenue	64,950	62,138

Cost of contract revenue	54,158	50,851
Cost of product sales	1,359	1,282
Selling, general and administrative expenses	4,935	6,109
Amortization of intangible assets	381	423

Total operating costs and expenses	60,833	58,665

Operating income	4,117	3,473
Interest expense, net	(361)	(237)
Other income	56	38

Income from continuing operations before provision for income taxes	3,812	3,274
Provision for income taxes	1,613	1,316

Income from continuing operations	2,199	1,958
Loss from discontinued operations, net of taxes	—	(856)

Net income	$2,199	$1,102

NET EARNINGS PER COMMON SHARE
Basic
Income from continuing operations	$0.26	$0.24
Loss from discontinued operations	—	(0.11)

Net earnings per common share	$0.26	$0.13

Diluted
Income from continuing operations	$0.24	$0.23
Loss from discontinued operations	—	(0.10)

Net earnings per common share	$0.24	$0.13

Weighted average shares outstanding
Weighted average shares outstanding — basic	8,461,945	8,181,314
Dilutive effect of options	557,194	504,706

Weighted average shares outstanding — diluted	9,019,139	8,686,020

ATTACHMENT II

DYNAMICS RESEARCH CORPORATION

RESULTS OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Six months ended
	June 30,
	2004	2003
Contract revenue	$123,702	$117,238
Product sales	3,316	3,506

Total revenue	127,018	120,744

Cost of contract revenue	105,995	99,003
Cost of product sales	2,500	2,535
Selling, general and administrative expenses	10,270	11,890
Amortization of intangible assets	762	878

Total operating costs and expenses	119,527	114,306

Operating income	7,491	6,438
Interest expense, net	(574)	(514)
Other income	437	80

Income from continuing operations before provision for income taxes	7,354	6,004
Provision for income taxes	3,111	2,414

Income from continuing operations	4,243	3,590
Loss from discontinued operations, net of taxes	—	(1,213)
Loss on disposal of discontinued operations, net of taxes	—	(233)

Net income	$4,243	$2,144

NET EARNINGS PER COMMON SHARE
Basic
Income from continuing operations	$0.50	$0.44
Loss from discontinued operations	—	(0.15)
Loss on disposal of discontinued operations	—	(0.03)

Net earnings per common share	$0.50	$0.26

Diluted
Income from continuing operations	$0.47	$0.42
Loss from discontinued operations	—	(0.14)
Loss on disposal of discontinued operations	—	(0.03)

Net earnings per common share	$0.47	$0.25

Weighted average shares outstanding
Weighted average shares outstanding — basic	8,428,105	8,160,932
Dilutive effect of options	570,234	487,927

Weighted average shares outstanding — diluted	8,998,339	8,648,859

ATTACHMENT III

DYNAMICS RESEARCH CORPORATION

CONDENSED BALANCE SHEETS (unaudited)
(in thousands)

	June 30,	December 31,
	2004	2003
Assets
Cash and cash equivalents	$145	$2,724
Accounts receivable, net of allowances	39,178	28,251
Unbilled expenditures and fees on contracts in process	45,161	34,257
Prepaid expenses and other current assets	2,722	2,145

Total current assets	87,206	67,377

Property, plant and equipment, net	21,068	20,672
Deferred income taxes	2,342	2,337
Goodwill	26,711	26,711
Intangible assets, net	1,581	2,343
Other noncurrent assets	1,981	1,630

Total noncurrent assets	53,683	53,693

Total assets	$140,889	$121,070

Liabilities and stockholders’ equity
Current portion of long-term debt	$500	$500
Notes payable and revolver	20,887	8,500
Accounts payable	15,749	13,351
Accrued payroll and employee benefits	14,628	15,657
Deferred income taxes	10,081	9,698
Other accrued expenses	2,399	2,371
Discontinued operations	635	778

Total current liabilities	64,879	50,855

Long-term debt, less current portion	7,500	7,750
Accrued pension liability	12,030	12,030
Other long-term liabilities	1,728	1,386
Discontinued operations	99	398

Total long-term liabilities	21,357	21,564

Total liabilities	86,236	72,419
Stockholders’ equity	54,653	48,651

Total liabilities and stockholders’ equity	$140,889	$121,070

ATTACHMENT IV

DYNAMICS RESEARCH CORPORATION

SUPPLEMENTAL INFORMATION (unaudited)
(dollars in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2004	2003	2004	2003
Capital expenditures — continuing operations	$1,025	$2,395	$2,182	$3,228
Capital expenditures — total company	$1,025	$2,395	$2,182	$3,228
Depreciation — continuing operations	$898	$759	$1,772	$1,559
Depreciation — total company	$898	$772	$1,772	$1,612
Bookings — continuing operations	$41,941	$58,948
Bookings — total company	$41,941	$59,405

	June 30,
	2004	2003
Funded backlog — continuing operations	$123,369	$118,510
Funded backlog — total company	$123,369	$118,510
Employees — continuing operations	1,653	1,797
Employees — total company	1,653	1,841